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                            AGREEMENT OF JOINT FILING



         In accordance with Rule 13d-1(f), promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the Common Stock, $.0001 par value, of BRAZIL FAST FOOD CORP. and that this Agreement may be included as an Exhibit to such filing.

         Each of the undersigned parties represents and warrants to the other that the information contained in any amendment thereto about it will be, true, correct and complete in all material respects and in accordance with all applicable laws. Each of the undersigned parties agrees to inform the other of any changes in such information or of any additional information which would require any amendment to the Schedule 13D and to promptly file such amendment.

         Each of the undersigned parties agrees to indemnify the other for any losses, claims, liabilities or expenses (including reasonable legal fees and expenses) resulting from, or arising in connection with, the breach by such party of any of representations, warranties or agreements in this Agreement.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of August 11, 1997.


                                       AMERICAN INTERNATIONAL GROUP, INC.




                                       By: /s/ Kathleen E. Shannon
                                          -------------------------------------
                                          Name: Kathleen E. Shannon
                                          Title: Vice President and Secretary
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                                       AIG LATIN AMERICA EQUITY PARTNERS, LTD




                                       By /s/ L.M. Murphy
                                          -------------------------------------
                                          Name:  L.M. Murphy
                                          Title:    Director


                                       AMERICAN INTERNATIONAL UNDERWRITERS
                                       OVERSEAS, LTD.



                                       By /s/ L.M. Murphy
                                          -------------------------------------
                                        Name:  L.M. Murphy
                                        Title:    Vice President and Secretary